As filed with the Securities and Exchange Commission on April 29, 2003
                                                      Registration No. 333-73876



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)

            Texas                                         74-1989366
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

    601 N. Lamar Blvd., Suite 300
           Austin, Texas                                    78703
(Address of principal executive offices)                  (Zip Code)

                     Whole Foods Market Growing Your Future
                                   401(k) Plan
                            (Full title of the plan)

         Glenda J. Flanagan                                  Copy to:
Vice President and Chief Financial Officer              W. Alan Kailer, Esq.
      Whole Foods Market, Inc.                          Jenkens & Gilchrist,
   601 N. Lamar Blvd., Suite 300                     A Professional Corporation
        Austin, Texas 78703                         1445 Ross Avenue, Suite 3200
          (512) 477-5566                               Dallas, Texas  75202
  (Name, address and telephone number
including area code of agent for service)

         This Post-Effective Amendment No. 2 to Registration Statement is being filed solely to correct typographical errors in Exhibit 5.1 as filed with Post-Effective Amendment No. 1 to the Registration Statement. A revised version of Exhibit 5.1 is being filed with this amendment and should be deemed to have effect from June 24, 2002, the date of the filing of Post-Effective Amendment No. 1.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits.

         (a) Exhibits.

         The following documents are filed as a part of this Registration Statement.

         Exhibit           Description of Exhibit

         4.1** Strong Funds Defined Contribution Plan and Trust Basic Plan Document #04.

         4.2** Strong Funds Non-Standardized Profit Sharing Plan and Trust with 401(k) Feature Adoption Agreement #001.

         5.1*     Opinion of Jenkens & Gilchrist, a Professional Corporation.

         23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto).

         23.2**   Consent of KPMG LLP.

         23.3**   Consent of Ernst & Young LLP.

         24**     Power  of   Attorney   (included   with   signature   page  to
                  Registration Statement No. 333-73876).

-----------------------

*   Filed herewith.
**  Previously  filed as an exhibit to Registration  Statement No. 333-73876.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-73876 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 23, 2003:

                                         WHOLE FOODS MARKET, INC.


                                         By:  /s/ John P. Mackey
                                            ------------------------------------
                                            John P. Mackey,
                                            Chairman of the Board and Chief
                                            Executive Officer

         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to Registration Statement No. 333-73876 has been signed by the following persons in the capacities and on the dates indicated:


Signature                                            Capacity                               Date
---------                                            --------                               ----

/s/ John P. Mackey                          Chairman of the Board and                   April 23, 2003
----------------------------------          Chief Executive Officer
John P. Mackey                              (Principal Executive Officer)

/s/ Glenda Flanagan                         Chief Financial Officer                     April 23, 2003
----------------------------------          (Principal Financial Officer)
Glenda Flanagan

*                                           Director                                    April 23, 2003
----------------------------------
David W. Dupree

*                                           Director                                    April 23, 2003
----------------------------------
Dr. John B. Elstrott

*                                           Director                                    April 23, 2003
----------------------------------
Avram J. Goldberg

*                                           Director                                    April 23, 2003
----------------------------------
Dr. Ralph Z. Sorenson

                                            Director                                    April __, 2003
----------------------------------
Linda A. Mason

* /s/ Glenda Flanagan
----------------------------------
By Glenda Flanagan, as agent and attorney-in-fact.


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-73876 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 23, 2003:


                                        WHOLE FOODS MARKET
                                        GROWING YOUR FUTURE 401(K) PLAN

                                        By: WHOLE FOODS MARKET, INC.,
                                            Plan Administrator

                                            By: /s/ Glenda Flanagan
                                               --------------------------------
                                            Name: Glenda Flanagan
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                  EXHIBIT INDEX



      Exhibit
       Number                 Document Description
       ------                 --------------------

         4.1** Strong Funds Defined Contribution Plan and Trust Basic Plan Document #04.

         4.2** Strong Funds Non-Standardized Profit Sharing Plan and Trust with 401(k) Feature Adoption Agreement #001.

         5.1*     Opinion of Jenkens & Gilchrist, a Professional Corporation.

         23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto).

         23.2**   Consent of KPMG LLP.

         23.3**   Consent of Ernst & Young LLP.

         24**     Power  of   Attorney   (included   with   signature   page  to
                  Registration Statement No. 333-73876).

-----------------------

*     Filed herewith.
**    Previously filed as an exhibit to Registration Statement No. 333-73876.